UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas
(Address of principal	75261
executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2006, the Board of Directors of Kitty Hawk, Inc. modified the fees paid to members of the Board of Directors for telephonic meetings. Effective as of January 1, 2006, each outside director is paid $2,000 per telephonic meeting, other than the Non-Executive Chairman of the Board of Directors who receives $3,000 per telephonic meeting.
In addition, on January 31, 2006, the Board of Directors approved an increase in the base salary of James R. Kupferschmid to $200,000 from $185,000, effective January 1, 2006. The increase in base salary was pursuant to an agreement at the time Mr. Kupferschmid was hired to review his performance after six months and if satisfactory to increase his salary to $200,000, which was the base salary of the previous Chief Financial Officer of Kitty Hawk, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ STEVEN E. MARKHOFF
	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

Date: February 6, 2006